SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET INFLATION-LINKED

INCOME FUND

(Name of Registrant as Specified in Its Charter)

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☒	No fee required.

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

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Important Actions Needed Regarding Your Investment in Western Asset Inflation-Linked Income Fund

Dear Shareholders,

As previously announced, the Western Asset Inflation-Linked Income Fund (the “Fund”) Special Meeting of Shareholders (the “Special Meeting”) is now scheduled to be held on August 28, 2020. Ahead of the Special Meeting, there are important actions that need to be taken with regard to your investment in the Fund in order to support its continuing operations.

Please contact our proxy solicitation representative, Innisfree M&A Incorporated, using the information below as soon as possible so that this matter can be resolved:

Innisfree M&A Incorporated	Shareholders Call Toll Free: (877) 800-5185 Banks and Brokers Call: (212) 750-5833

Forward Looking Statement

Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.

All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.